Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this “Amendment”) is made and entered on October 23, 2024, by and between MARK FOWLER, an individual, NOT IN HIS OWN RIGHT BUT SOLELY IN HIS CAPACITY AS COURT APPOINTED RECEIVER, pursuant to that certain Agreed Order Appointing Receiver (the “Order”) entered June 13, 2024, by the 61st Judicial District Court, County of Harris, State of Texas, in case captioned Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2018-GS9, and the RR Interest Owner v. Norvin Pin Oak North LLC, et al., Case No.: 2024-369993 (together with his successors and/or assigns, “Receiver” and/or “Lessor,” as the case may be) and BIO-PATH HOLDINGS, INC., a Delaware corporation (“Lessee”).

W I T N E S S E T H:

WHEREAS, by that certain Lease Agreement dated effective April 9, 2014 (the “Original Lease”), Pin Oak North Parcel TT, LLC, as lessor, leased to Lessee certain lease space known as Suite 210 located on the 2nd floor of the building located at 4710 Bellaire Boulevard, Bellaire, Harris County, Texas 77401 (the “Building”), all as is more fully described in the Original Lease;

WHEREAS, the Original Lease was amended by that certain First Amendment to Lease Agreement dated May 29, 2019, hereinafter the "First Amendment";

WHEREAS, the Original Lease and First Amendment, including all addendums, riders, and exhibits thereto, are hereinafter collectively referred to as the “Lease Agreement”;

WHEREAS, the leased premises defined in the Lease Agreement as Suite 210 which contains approximately 3,002 square feet is hereinafter referred to as the “Leased Premises”;

WHEREAS, the Leased Premises and the Building are subject to a lien as a security for a loan (the “Loan”) made to Norvin Pin Oak North LLC, Norvin Pin Oak North II LLC, Norvin Pin Oak North III LLC, Norvin Pin Oak North IV LLC, Norvin Pin Oak North V LLC, and Norvin Pin Oak North VI LLC, Delaware limited liability companies;

WHEREAS, in connection with the Loan, the current holder of the Loan requested the appointment of a receiver for the real property known as “the Pin Oak North Office complex” and having a street address of 6700 & 6750 West Loop South and 4710 Bellaire Boulevard, Bellaire, Texas 77401, which includes the Building and the Leased Premises;

WHEREAS, pursuant to the Order, Receiver has the authority to, among other things, enter into this Amendment;

WHEREAS, the Lease Agreement has an expiration date of October 31, 2024;

WHEREAS, Receiver, as lessor, and Lessee desire to amend the Lease Agreement to extend the Lease Agreement term by twelve (12) months, commencing on November 1, 2024 (the “Commencement Date”); and

WHEREAS, Receiver, as lessor, and Lessee now desire to amend the Lease Agreement in order to modify certain provisions of the Lease Agreement to reflect the above.

AGREEMENT

NOW, THEREFORE, for and in consideration of the covenants and mutual benefits to be derived by the parties hereto from the matters set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Lessor and Lessee agree to amend the Lease Agreement as follows:

1.Term.

IT IS AGREED that all references contained in the Lease Agreement to Lessee’s expiration date, including those mentioned in Section 2 (entitled “Term”), and any other provision wherein reference is made to Lessee’s expiration date for the Lease Agreement shall hereinafter refer to an expiration date of October 31, 2025 (the “Expiration Date”). This amendment reflects the parties’ agreement to extend the Lease Agreement term by twelve (12) months, commencing on the Commencement Date. Tenant shall have no further option to extend or renew the Term.

2.Condition of Leased Premises.

Lessee is currently in occupancy of the Leased Premises. In regards to the Leased Premises, it is understood and agreed that Lessee accepts the Leased Premises in its “AS IS” condition. Lessee agrees that Lessor has not made any warranties to Lessee with respect to the quality of construction of any existing leasehold improvements or as to the condition of the Leased Premises except as may be expressly set forth in this Amendment, either expressed or implied.  Lessor hereby expressly disclaims any implied warranties that the Leased Premises are or will be suitable for Lessee’s “intended commercial purpose.”

3.Base Rent.

IT IS FURTHER AGREED that all references contained in the Lease Agreement to Base Rent, including but not limited to those references contained within Section 5 thereof (entitled “Base Rent”), and any other provision wherein reference is made to the amount of monthly base rental owed by Lessee to Lessor shall hereinafter refer to an amount of monthly Base Rent for the Leased Premises for the periods as follows:

Period	Monthly Installment of Base Rent
November 1, 2024 – October 31, 2025	$7,582.08

The monthly Base Rent as amended is in addition to Lessee’s proportionate share of Basic Costs as defined in the Lease Agreement.

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4.Late Fee.

IT IS FURTHER AGREED that the first sentence of the second paragraph in Section 5 of the Lease Agreement is hereby deleted and replaced with the following:

“After the fifth (5th) day of the month in which rent is due, rent shall be considered delinquent and Lessee shall be required to pay Lessor a sum equal to ten percent (10%) of such monthly rental required to be paid by Lessee to Lessor under the terms hereof.”

This amendment reflects the parties’ agreement to increase the late fee to ten percent (10%). No other changes to this Section are affected by this amendment.

5.Notices.

IT IS FURTHER AGREED that the Lease Agreement regarding addresses for notices is hereby amended to revise Lessor’s new addresses for notice as follows:

To the Lessor:Mark Fowler, as Receiver

c/o Transwestern

1900 West Loop South, Suite 1300

Houston, Texas 77027

With a copy to:

Locke Lord LLP

Attn: Ryan Morgan

600 Travis, Suite 2800

Houston, Texas 77002

With copy to:

Norvin Pin Oak North LLC

845 Third Ave, 6th Floor, Suite 132

New York, NY 10022

With copy to:

Norvin Pin Oak North LLC

c/o Transwestern

4747 Bellaire, Suite 515

Bellaire, Texas 77401

Atten: Manager

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6.Security Deposit.  Lessee’s security deposit in the amount of $7,319.88 shall remain on file for the Term.

7.Parking.  Tenant shall continue to have the parking rights as set forth in Section 5 of the First Amendment for the remainder of the Term, as extended herein.

8.Miscellaneous.

(a)All the terms of the Lease Agreement not otherwise modified or changed by this document shall remain in full force and effect, according to the terms thereof.  Lessor and Lessee hereby ratify and confirm the Lease Agreement as amended hereby.  Lessee expressly states that at this time, Lessor is not in default on the terms of the Lease Agreement.  Lessor expressly states that at this time, Lessee is not in default on the terms of the Lease Agreement.

(b)Lessor and Lessee expressly acknowledge that the Lease Agreement as amended represents the entire agreement between Lessor and Lessee.

(c)Lessor and Lessee each represent and warrant that the party executing this document on behalf of such party possesses all lawful rights and authority to enter into this document on behalf of that party; that there are no judgments, decrees, or outstanding orders of any court prohibiting the execution of this document; and that all required approvals, consents and resolutions necessary to effectuate the terms and provisions of this document have been obtained.

(d)Lessor and Lessor's agents and Lessee and Lessee’s agents have made no representations or promises, express or implied, in connection with this document except as expressly set forth herein.

(e)The section headings contained in this document are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

(f)All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease Agreement.

(g)Lessor and Lessee agree that each provision of the Lease Agreement (as amended by this Amendment) for determining charges, amounts, and expenses payable by Lessee is commercially reasonable and, as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 of the Texas Property Code.

(h)Lessor and Lessee each warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this document, excepting only CBRE, Inc. (“Lessor’s Broker”) and Transwestern Property Company SW GP, L.L.C. d/b/a Transwestern (“Lessee’s Broker”).  Lessee agrees to indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless the Lessor Parties, and Lessor agrees to indemnify, defend (with counsel reasonably acceptable to Lessee) and hold harmless Lessee from and against any liability from all other claims for commissions arising out of or resulting from claims for commissions or fees by any person claiming by, through or under such indemnifying party in connection with this Amendment (other than Lessor’s Broker and Lessee’s Broker). Lessor agrees to pay Lessor’s Broker and Lessee’s Broker a commission pursuant to separate written agreements.

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(i)Receiver has been appointed as the court-appointed receiver of the Land and all improvements thereon pursuant to the Order.  All actions and deeds of Receiver in connection with the transactions contemplated by this Amendment are solely in his capacity as Receiver, as defined in the Order, and all subsequent orders and supplements thereto. The parties hereto agree that Receiver, individually, shall have no personal liability.  The burdens and liabilities of the Lease Agreement, as amended by this Amendment, shall extend to Receiver in his capacity as receiver only, as defined and limited by the Order, as amended or supplemented, and not in his individual capacity.  In no event shall Receiver have liability if Receiver is acting pursuant to a court order or, in any event, liability in excess of the liability set forth in the Order.  Lessee agrees to look solely to Receiver to the extent of Receiver’s interest in the Land and all improvements thereon for the satisfaction of any liability or obligation arising under the Lease Agreement, as amended by this Amendment, or the transactions contemplated hereby, or for the performance of any of the covenants, warranties, obligations or other agreements contained in the Lease Agreement, as amended by this Amendment, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Receiver’s assets, other than Receiver’s interest in the Land and all improvements thereon with respect to any matters arising out of or in connection with the Lease Agreement, as amended by this Amendment, or the duties and obligations contemplated thereby or hereby.

EXECUTED in multiple counterparts, each of which shall have the full force and effect of an original. In the event that any signature is delivered by e-mail delivery of an electronic format data file (i.e. .pdf), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof.  If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement. This Amendment shall be effective as of the Effective Date.

SIGNATURE PAGES FOLLOW:

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LESSOR:

/s/ Mark Fowler __________________________________

MARK FOWLER,

an individual, NOT IN HIS OWN RIGHT BUT SOLELY IN HIS CAPACITY AS COURT APPOINTED RECEIVER, pursuant to that certain Agreed Order Appointing Receiver entered June 13, 2024, by the 61st Judicial District Court, County of Harris, State of Texas, in case captioned Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2018-GS9, and the RR Interest Owner v. Norvin Pin Oak North LLC, et al., Case No.: 2024-369993

SECOND AMENDMENT TO LEASE AGREEMENT – Signature Page

LESSEE:

BIO-PATH HOLDINGS, INC.,

a Delaware corporation

By: /s/ Peter Nielsen

Name: Peter Nielsen

Title: President and Chief Executive Officer

SECOND AMENDMENT TO LEASE AGREEMENT – Signature Page